Exhibit 99.01
Cadence Reports Second Quarter 2019 Financial Results
SAN JOSE, Calif. — July 22, 2019 — Cadence Design Systems, Inc. (NASDAQ: CDNS) today announced results for the second quarter of 2019.
Cadence reported second quarter 2019 revenue of $580 million, compared to revenue of $518 million reported for the same period in 2018. On a GAAP basis, Cadence achieved operating margin of 23 percent and recognized net income of $107 million, or $0.38 per share on a diluted basis, in the second quarter of 2019, compared to operating margin of 18 percent and net income of $75 million, or $0.27 per share on a diluted basis, for the same period in 2018.
Using the non-GAAP measure defined below, operating margin for the second quarter of 2019 was 34 percent and net income was $161 million, or $0.57 per share on a diluted basis, compared to operating margin of 30 percent and net income of $126 million, or $0.45 per share on a diluted basis, for the same period in 2018.
“Cadence achieved strong operating results for the second quarter of 2019, delivering 12 percent year-over-year revenue growth on broad-based strength across our product lines,” said Lip-Bu Tan, chief executive officer. “We continue to lead with innovation, introducing important new products, including the Protium™ X1 Enterprise Prototyping Platform for early software development and Spectre® X, a massively parallel circuit simulator with increased speed and capacity, for analog design.”
“I am pleased with our Q2 results and outlook,” said John Wall, senior vice president and chief financial officer. “We are raising our outlook for revenue, operating margin, earnings and cash from operations for the year while we continue to invest in TAM expansion opportunities that result from our Intelligent System Design strategy.”
CFO Commentary
Commentary on the second quarter 2019 financial results by John Wall, senior vice president and chief financial officer, is available at www.cadence.com/cadence/investor_relations.
Business Outlook
For the third quarter of 2019, the company expects total revenue in the range of $570 million to $580 million. Third quarter GAAP operating margin is expected to be approximately 19 percent and GAAP net income per diluted share is expected to be in the range of $0.32 to $0.34. Using the non-GAAP measure defined below, operating margin is expected to be approximately 30 percent and net income per diluted share is expected to be in the range of $0.50 to $0.52.
For 2019, the company expects total revenue in the range of $2.315 billion to $2.335 billion. On a GAAP basis, operating margin is expected to be in the range of 21 percent to 22 percent and net income per diluted share for 2019 is expected to be in the range of $1.44 to $1.50. Using the non-GAAP measure defined below, operating margin for 2019 is expected to be in the range of 31 percent to 32 percent and net income per diluted share for 2019 is expected to be in the range of $2.11 to $2.17.
A schedule showing a reconciliation of the business outlook from GAAP operating margin, GAAP net income and diluted net income per share to non-GAAP operating margin and non-GAAP net income and diluted net income per share is included in this release.
Audio Webcast Scheduled

Lip-Bu Tan, chief executive officer, and John Wall, senior vice president and chief financial officer, will host the second quarter 2019 financial results audio webcast today, July 22, 2019, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting July 22, 2019 at 5 p.m. (Pacific) and ending September 13, 2019 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/cadence/investor_relations.
About Cadence
Cadence enables electronic systems and semiconductor companies to create the innovative end products that are transforming the way people live, work and play. Cadence® software, hardware and semiconductor IP are used by customers to deliver products to market faster. The company’s Intelligent System Design strategy helps customers develop differentiated products—from chips to boards to systems—in mobile, consumer, cloud datacenter, automotive, aerospace, IoT, industrial and other market segments. Cadence is listed as one of Fortune Magazine's 100 Best Companies to Work For. Learn more at www.cadence.com.

Cadence, the Cadence logo, Protium and Spectre are trademarks or registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.
The statements contained above, as well as the information in the Business Outlook section, are or include forward-looking statements based on current expectations or beliefs and preliminary assumptions about future events that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, including, among others: (i) Cadence’s ability to compete successfully in the electronic design automation product and the commercial electronic design and methodology services industries; (ii) the success of Cadence’s efforts to improve operational efficiency and growth; (iii) the mix of products and services sold and the timing of significant orders for and delivery of Cadence’s products and services; (iv) change in customer demands, including those resulting from consolidation among Cadence’s customers, restructurings and other efforts to improve operational efficiency of Cadence’s customers, economic conditions, government regulations or trade restrictions could result in delays in purchases or deliveries of Cadence’s products and services; (v) economic and industry conditions and trade restrictions in regions in which Cadence does business; (vi) fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries in which Cadence does business; (vii) capital expenditure requirements, legislative or regulatory requirements, changes in tax laws, interest rates and Cadence’s ability to access capital and debt markets; (viii) the acquisition of other companies or technologies or the failure to successfully integrate and operate these companies or technologies Cadence acquires, including the potential inability to retain customers, key employees or vendors; (ix) the effects of Cadence’s efforts to improve operational efficiency in its business, including strategic, customer and supplier relationships, and its ability to retain key employees; (x) events that affect cash flow, liquidity, reserves or settlement assumptions Cadence may take from time to time with respect to accounts receivable, taxes and tax examinations, litigation or other matters; and (xi) the effects of any litigation or other proceedings to which Cadence is or may become a party. In addition, the timing and amount of Cadence's repurchase of its common stock under the authorizations will be subject to business and market conditions, corporate and regulatory requirements, stock price, acquisition opportunities and other factors.
For a detailed discussion of these and other cautionary statements related to Cadence’s business, please refer to Cadence’s filings with the U.S. Securities and Exchange Commission, which include Cadence’s most recent reports on Form 10-K and Form 10-Q, including Cadence’s future filings.

GAAP to Non-GAAP Reconciliation

Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with generally accepted accounting principles, or GAAP. Investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results. Investors are also encouraged to look at the GAAP results as the best measure of financial performance.

To supplement Cadence’s financial results presented on a GAAP basis, Cadence management uses non-GAAP measures that it believes are helpful in understanding Cadence’s performance. One such measure is non-GAAP net income, which is a financial measure not calculated under GAAP. Non-GAAP net income is calculated by Cadence management by taking GAAP net income and excluding, as applicable, amortization of intangible assets, stock-based compensation expense, acquisition and integration-related costs including retention expenses, investment gains or losses, income or expenses related to Cadence’s non-qualified deferred compensation plan, restructuring and other significant items not directly related to Cadence’s core business operations, and the income tax effect of non-GAAP pre-tax adjustments.

Cadence management uses non-GAAP net income because it excludes items that are generally not directly related to the performance of Cadence’s core business operations and therefore provides supplemental information to Cadence management and investors regarding the performance of the business operations, facilitates comparisons to the historical operating results and allows the review of Cadence's business from the same perspective as Cadence management, including forecasting and budgeting.
The following tables reconcile the specific items excluded from GAAP operating margin, GAAP net income and GAAP net income per diluted share in the calculation of non-GAAP operating margin, non-GAAP net income and non-GAAP net income per diluted share for the periods shown below:

Operating Margin Reconciliation	Three Months Ended
	June 29, 2019	June 30, 2018
	(unaudited)
GAAP operating margin as a percent of total revenue	23%	18%
Reconciling items to non-GAAP operating margin as a percent of total revenue:
Amortization of acquired intangibles	3%	3%
Stock-based compensation expense	8%	8%
Non-qualified deferred compensation expenses	0%	0%
Restructuring and other credits	0%	0%
Acquisition and integration-related costs	0%	1%
Non-GAAP operating margin as a percent of total revenue	34%	30%

Net Income Reconciliation	Three Months Ended
	June 29, 2019	June 30, 2018
	(unaudited)
(in thousands)
Net income on a GAAP basis	$107,235	$75,149
Amortization of acquired intangibles	14,458	13,509
Stock-based compensation expense	44,257	40,956
Non-qualified deferred compensation expenses	862	468
Restructuring and other credits	(313)	(447)
Acquisition and integration-related costs	1,889	6,765
Other income or expense related to investments and non-qualified deferred compensation plan assets*	2,042	(1,013)
Income tax effect of non-GAAP adjustments	(9,331)	(9,166)
Net income on a non-GAAP basis	$161,099	$126,221

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Diluted Net Income Per Share Reconciliation	Three Months Ended
	June 29, 2019	June 30, 2018
	(unaudited)
(in thousands, except per share data)
Diluted net income per share on a GAAP basis	$0.38	$0.27
Amortization of acquired intangibles	0.05	0.05
Stock-based compensation expense	0.16	0.14
Non-qualified deferred compensation expenses	—	—
Restructuring and other credits	—	—
Acquisition and integration-related costs	—	0.02
Other income or expense related to investments and non-qualified deferred compensation plan assets*	0.01	—
Income tax effect of non-GAAP adjustments	(0.03)	(0.03)
Diluted net income per share on a non-GAAP basis	$0.57	$0.45
Shares used in calculation of diluted net income per share — GAAP**	281,054	280,774
Shares used in calculation of diluted net income per share — non-GAAP**	281,054	280,774

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

**
Shares used in the calculation of GAAP net income per share are expected to be the same as shares used in the calculation of non-GAAP net income per share, except when the company reports a GAAP net loss and non-GAAP net income, or GAAP net income and a non-GAAP net loss.

Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Cadence may reiterate the business outlook published in this press release. At the same time, Cadence will keep this press release, including the business outlook, publicly available on its website.
Prior to the start of the Quiet Period (described below), the public may continue to rely on the business outlook contained herein as still being Cadence’s current expectations on matters covered unless Cadence publishes a notice stating otherwise.
Beginning September 13, 2019, Cadence will observe a Quiet Period during which the business outlook as provided in this press release and the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q no longer constitute Cadence’s current expectations. During the Quiet Period, the business outlook in these documents should be considered historical, speaking as of prior to the Quiet Period only and not subject to any update by Cadence. During the Quiet Period, Cadence’s representatives will not comment on Cadence’s business outlook, financial results or expectations. The Quiet Period will extend until Cadence’s third quarter 2019 earnings release is published, which is currently scheduled for October 21, 2019.

For more information, please contact:
Cadence Investor Relations
408-944-7100
investor_relations@cadence.com
Cadence Newsroom
408-944-7039
newsroom@cadence.com

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
June 29, 2019 and December 29, 2018
(In thousands)
(Unaudited)

	June 29, 2019	December 29, 2018
Current assets:
Cash and cash equivalents	$633,415	$533,298
Receivables, net of allowances of $1,149 and $3,936, respectively	237,609	297,082
Inventories	49,299	28,162
Prepaid expenses and other	58,918	92,550
Total current assets	979,241	951,092
Property, plant and equipment, net of accumulated depreciation of $719,785 and $698,493, respectively	257,882	252,630
Goodwill	662,713	662,272
Acquired intangibles, net of accumulated amortization of $338,855 and $333,687, respectively	197,840	225,457
Long-term receivables	2,140	5,972
Other assets	512,509	371,231
Total assets	$2,612,325	$2,468,654
Current liabilities:
Revolving credit facility	$—	$100,000
Accounts payable and accrued liabilities	246,591	256,526
Current portion of deferred revenue	363,592	352,456
Total current liabilities	610,183	708,982
Long-term liabilities:
Long-term portion of deferred revenue	57,280	48,718
Long-term debt	345,652	345,291
Other long-term liabilities	168,665	77,262
Total long-term liabilities	571,597	471,271
Stockholders’ equity	1,430,545	1,288,401
Total liabilities and stockholders’ equity	$2,612,325	$2,468,654

Cadence Design Systems, Inc.
Condensed Consolidated Income Statements
For the Three and Six Months Ended June 29, 2019 and June 30, 2018
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Revenue:
Product and maintenance	$548,028	$487,870	$1,091,546	$968,479
Services	32,391	30,521	65,615	67,225
Total revenue	580,419	518,391	1,157,161	1,035,704
Costs and expenses:
Cost of product and maintenance	43,388	40,127	93,910	81,857
Cost of services	18,081	18,833	38,144	40,312
Marketing and sales	116,208	109,300	233,038	218,448
Research and development	231,814	219,129	460,024	443,314
General and administrative	34,407	34,875	64,509	68,174
Amortization of acquired intangibles	3,159	3,518	6,467	7,148
Restructuring and other credits	(313)	(447)	(1,002)	(2,438)
Total costs and expenses	446,744	425,335	895,090	856,815
Income from operations	133,675	93,056	262,071	178,889
Interest expense	(4,976)	(6,669)	(10,367)	(13,644)
Other income (expense), net	(110)	3,638	5,131	2,949
Income before provision for income taxes	128,589	90,025	256,835	168,194
Provision for income taxes	21,354	14,876	29,045	20,160
Net income	$107,235	$75,149	$227,790	$148,034
Net income per share - basic	$0.39	$0.27	$0.83	$0.54
Net income per share - diluted	$0.38	$0.27	$0.81	$0.53
Weighted average common shares outstanding - basic	273,159	273,564	273,155	273,703
Weighted average common shares outstanding - diluted	281,054	280,774	280,877	281,247

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Six Months Ended June 29, 2019 and June 30, 2018
(In thousands)
(Unaudited)

	Six Months Ended
	June 29, 2019	June 30, 2018
Cash and cash equivalents at beginning of period	$533,298	$688,087
Cash flows from operating activities:
Net income	227,790	148,034
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	61,197	59,282
Amortization of debt discount and fees	497	586
Stock-based compensation	86,510	78,857
(Gain) loss on investments, net	259	(1,541)
Deferred income taxes	(8,159)	1,664
Provisions for losses (recoveries) on receivables	(386)	1,015
ROU asset amortization and change in operating lease liabilities	2,504	—
Other non-cash items	160	(133)
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	63,876	(2,606)
Inventories	(25,689)	1,932
Prepaid expenses and other	33,055	13,294
Other assets	2,547	5,027
Accounts payable and accrued liabilities	(34,670)	(11,832)
Deferred revenue	19,707	71,667
Other long-term liabilities	2,576	(2,333)
Net cash provided by operating activities	431,774	362,913
Cash flows from investing activities:
Purchases of non-marketable investments	(33,717)	—
Proceeds from the sale of non-marketable investments	2,952	—
Purchases of property, plant and equipment	(30,562)	(31,105)
Cash paid in business combinations	(338)	—
Net cash used for investing activities	(61,665)	(31,105)
Cash flows from financing activities:
Proceeds from revolving credit facility	150,000	—
Payment on revolving credit facility	(250,000)	(85,000)
Proceeds from issuance of common stock	32,855	25,656
Stock received for payment of employee taxes on vesting of restricted stock	(45,698)	(30,125)
Payments for repurchases of common stock	(156,120)	(100,025)
Change in book overdraft	—	(3,867)
Net cash used for financing activities	(268,963)	(193,361)
Effect of exchange rate changes on cash and cash equivalents	(1,029)	(6,994)
Increase in cash and cash equivalents	100,117	131,453
Cash and cash equivalents at end of period	$633,415	$819,540

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2018					2019
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1	Q2
Americas	45%	46%	44%	44%	45%	44%	42%
China	9%	8%	9%	13%	10%	10%	12%
Other Asia	18%	18%	20%	18%	18%	19%	19%
Europe, Middle East and Africa	20%	20%	19%	17%	19%	18%	20%
Japan	8%	8%	8%	8%	8%	9%	7%
Total	100%	100%	100%	100%	100%	100%	100%

Revenue Mix by Product Group (% of Total Revenue)

	2018					2019
PRODUCT GROUP	Q1	Q2	Q3	Q4	Year	Q1	Q2
Functional Verification, including Emulation and Prototyping Hardware	26%	23%	22%	25%	24%	24%	22%
Digital IC Design and Signoff	30%	30%	30%	28%	29%	30%	31%
Custom IC Design and Simulation	26%	26%	26%	25%	26%	25%	26%
System Interconnect and Analysis	9%	9%	9%	9%	9%	9%	10%
IP	9%	12%	13%	13%	12%	12%	11%
Total	100%	100%	100%	100%	100%	100%	100%

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Operating Margin
As of July 22, 2019
(Unaudited)

	Three Months Ending September 28, 2019	Year Ending December 28, 2019
	Forecast	Forecast
GAAP operating margin as a percent of total revenue	~19%	21% - 22%

Reconciling items to non-GAAP operating margin as a percent of total revenue:
Amortization of acquired intangibles	2%	2%
Stock-based compensation expense	8%	8%
Non-qualified deferred compensation expenses	0%	0%
Restructuring and other charges (credits)	0%	0%
Acquisition and integration-related costs	1%	0%
Non-GAAP operating margin as a percent of total revenue†	~30%	31% - 32%

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income Per Share
As of July 22, 2019
(Unaudited)

	Three Months Ending September 28, 2019	Year Ending December 28, 2019
	Forecast	Forecast
Diluted net income per share on a GAAP basis	$0.32 to $0.34	$1.44 to $1.50
Amortization of acquired intangibles	0.05	0.19
Stock-based compensation expense	0.17	0.65
Non-qualified deferred compensation expenses	—	0.01
Restructuring and other charges (credits)	—	—
Acquisition and integration-related costs	0.01	0.02
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	—
Income tax effect of non-GAAP adjustments	(0.05)	(0.20)
Diluted net income per share on a non-GAAP basis†	$0.50 to $0.52	$2.11 to $2.17

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Net Income
As of July 22, 2019
(Unaudited)

	Three Months Ending September 28, 2019	Year Ending December 28, 2019
($ in millions)	Forecast	Forecast
Net income on a GAAP basis	$90 to $96	$406 to $423
Amortization of acquired intangibles	13	53
Stock-based compensation expense	47	182
Non-qualified deferred compensation expenses	—	3
Restructuring and other charges (credits)	—	(1)
Acquisition and integration-related costs	2	6
Other income or expense related to investments and non-qualified deferred compensation plan assets*	1	—
Income tax effect of non-GAAP adjustments	(13)	(56)
Net income on a non-GAAP basis†	$140 to $146	$593 to $610

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.